WAIVER AND AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Waiver and Amendment No. 2 to Credit Agreement (this "Amendment"), dated as of April 17, 2009, is among Clark Holdings, Inc. (f/k/a Global Logistics Acquisition Corporation), a Delaware corporation ("Holdings"), The Clark Group, Inc., a Delaware corporation ("Clark Holdings"), Clark Distribution Systems, Inc., a Delaware corporation ("CDS"), Clark Worldwide Transportation, Inc., a Pennsylvania corporation ("CWT"), Highway Distribution Systems, Inc., a Delaware corporation ("HDS"), and Evergreen Express Lines, Inc., a Pennsylvania corporation (together with Holdings, Clark Holdings, CDS, CWT and HDS, the "Borrowers") and Bank of America, N.A., (successor-in-interest to LaSalle Bank National Association), individually as a Lender and as Administrative Agent for the Lenders (as such terms are each defined in the Credit Agreement defined below).

Reference is made to that certain Credit Agreement dated as of February 12, 2008, among the Borrowers, the financial institutions that are or may from time to time become parties thereto as lenders (together with their respective successors and assigns, the "Lenders") and Bank of America, N.A. (successor-in-interest to LaSalle Bank National Association), as Administrative Agent for the Lenders (as amended or otherwise modified through the date hereof, the "Credit Agreement"; except as otherwise expressly provided for herein, capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement).

Borrowers have advised Administrative Agent and the sole initial Lender that  Borrowers have (i) permitted the Senior Debt to EBITDA Ratio as of the last day of the Computation Period ended December 31, 2008 to exceed 3.0 to 1.0, constituting a breach of Section 11.14.1 of the Credit Agreement and an Event of Default pursuant to Section 13.1.5 of the Credit Agreement (the "Senior Leverage Default"), (ii) permitted the Fixed Charge Coverage Ratio as of the last day of the Computation Period ended December 31, 2008 to be less than 1.25 to 1.0, constituting a breach of Section 11.14.2 of the Credit Agreement and an Event of Default pursuant to Section 13.1.5 of the Credit Agreement (the "Fixed Charge Coverage Default"), (iii) permitted the Total Debt to EBITDA Ratio as of the last day of the Computation Period ended December 31, 2008 to exceed 3.5 to 1.0, constituting a breach of Section 11.14.3 of the Credit Agreement and an Event of Default pursuant to Section 13.1.5 of the Credit Agreement (the "Total Leverage Default"), (iv) failed to give Administrative Agent prompt notice of each of the Senior Leverage Default, Fixed Charge Coverage Default and Total Leverage Default, constituting separate breaches of Section 10.1.5(a) of the Credit Agreement and separate Events of Default pursuant to Section 13.1.5 of the Credit Agreement (the "Notice Defaults") and (v) an Event of Default exists pursuant to Section 13.1.6 of the Credit Agreement in respect of computations A, B and C in the Compliance Certificate delivered to Administrative Agent for the Fiscal Quarter ended January 3, 2009 (the "Compliance Certificate Default"; the Senior Leverage Default, the Fixed Charge Coverage Default, the Total Leverage Default, the Notice Defaults and the Compliance Certificate Default being referred to collectively as the "Existing Defaults"). Borrowers have requested that Administrative Agent and the sole initial Lender waive the Existing Defaults.  Borrowers has further agreed with Administrative Agent and the sole initial Lender to amend and modify the Credit Agreement as provided herein, subject to the terms and provisions hereof.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Waiver.  Subject to the conditions set forth in this Amendment, and in reliance on the representations, warranties, covenants and other agreements contained herein, Administrative Agent and the sole initial Lender hereby waive the Existing Defaults.  The foregoing waivers are expressly intended to be limited in scope and, except as otherwise expressly provided, shall not be construed as a waiver, consent or as an amendment or modification of the Credit Agreement.

2. Amendments to Credit Agreement. Subject to the conditions set forth in this Amendment, and in reliance on the representations, warranties, covenants and other agreements contained herein, the parties hereto hereby agree to amend and modify the Credit Agreement as follows:

2.1. The defined term "Applicable Margin", set forth in Section 1.1 of the Credit Agreement, is hereby deleted in its entirety.

2.2. The defined term "Base Rate Margin", set forth in Section 1.1 of the Credit Agreement, is hereby amended and restated in it is entirety as follows:

Base Rate Margin means, as of any date of determination, 2.50% per annum.

2.3. The defined term "Borrowing Base", set forth in Section 1.1 of the Credit Agreement, is hereby amended and restated in it is entirety as follows:

Borrowing Base means an amount equal to the sum of (i) 80% of the unpaid amount of all Eligible Accounts plus (ii) 50% of the appraised fair market value of Eligible Real Estate, plus (iii) 100% of the value, as of any applicable date of determination, of Cash Equivalent Investments in any deposit accounts and/or securities accounts subject to a control agreement in form and substance acceptable to Administrative Agent minus (iv) such reserves and allowances as the Administrative Agent deems necessary or appropriate in its reasonable discretion, including as necessary or appropriate to reflect any events, conditions, contingencies, risks or other circumstances which may arise from time to time with respect to any Loan Party.

2.4. The defined term "Computation Period", set forth in Section 1.1 of the Credit Agreement, is hereby amended and restated in its entirety as follows:

Computation Period means each period of twelve consecutive Fiscal Months ending on the last day of a Fiscal Month.

2.5. The defined term "EBITDA", set forth in Section 1.1 of the Credit Agreement, is hereby amended and restated in its entirety as follows:

EBITDA means, for any period, Consolidated Net Income for such period plus, in each case to the extent deducted in determining such Consolidated Net Income for such period, Interest Expense, income tax expense, depreciation and amortization, transaction costs, expenses and severance expense in connection with Permitted Acquisitions, in each case to the extent approved by Administrative Agent in its reasonable discretion, charges resulting from the impairment of goodwill and intangible assets attributable to the Purchase Agreement, and costs and expenses in connection with the Related Agreements (other than the Employment Agreements), in each case to the extent approved by Administrative Agent in its reasonable discretion; provided, that, notwithstanding anything to the contrary contained herein, (i) for the Fiscal Months ending on or about February 28, 2007, March 31, 2007, April 30, 2007, May 31, 2007, June 30, 2007, July 31, 2007, August 31, 2007, September 30, 2007, October 31, 2007, November 30, 2007 and December 31, 2007, EBITDA shall be deemed to be $629,275, $680,185, $1,046,641, $557,864, $995,531, $887,473, $922,805, $1,036,710, $1,222,029, $403,135 and ($461,991), respectively, and (ii) for the Fiscal Month ending on or about January 31, 2008, EBITDA shall be computed based on the consolidated results of Clark Holdings and its Subsidiaries pursuant to financial statements delivered pursuant to Section 10.1.2, subject to adjustments consistent with those used in determining the amounts specified in the preceding clause (i).

2.6. The defined term "L/C Fee Rate", set forth in Section 1.1 of the Credit Agreement, is hereby amended and restated in it is entirety as follows:

L/C Fee Rate means, as of any date of determination, 4.0% per annum; provided, that with respect to Cash Collateralized Letters of Credit, the L/C Fee Rate shall mean 1.75% per annum.

2.7. The defined term "LIBOR Margin", set forth in Section 1.1 of the Credit Agreement, is hereby amended and restated in it is entirety as follows:

LIBOR Margin means, as of any date of determination, 4.00% per annum.

2.8. The defined term "LIBOR Rate", set forth in Section 1.1 of the Credit Agreement, is hereby amended by inserting the following new sentence at the end of such defined term:  "Notwithstanding anything to the contrary set forth in this definition, at no time shall the LIBOR Rate be less than 3.0% per annum."

2.9. The defined term "Non-Use Fee Rate", set forth in Section 1.1 of the Credit Agreement, is hereby amended and restated in it is entirety as follows:

Non-Use Fee Rate means, as of any date of determination, 0.675% per annum.

2.10. The defined term "Revolving Commitment", set forth in Section 1.1 of the Credit Agreement, is hereby amended and restated in its entirety as follows:

Revolving Commitment means, as to any Lender as of any date of determination, the amount specified for such Lender as the "Revolving Commitment Amount" on Annex A hereto, subject to adjustment pursuant to any and all Assignment Agreements entered into by such Lender following the Closing Date, in each case as such amount may be reduced from time to time pursuant to Section 6.1.

2.11. The defined term "Revolving Loan Availability", set forth in Section 1.1 of the Credit Agreement, is hereby amended and restated in its entirety as follows:

Revolving Loan Availability means, as of any date of determination, the lesser of (i) the aggregate Revolving Commitments of all Lenders and (ii) the sum of (x) the Borrowing Base plus (y) the Stated Amount of Cash Collateralized Letters of Credit on such date minus (z) the outstanding principal amount of the Term Loans on such date.

2.12. The defined term "Tangible Net Worth" is hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order, which term shall read as follows:

Tangible Net Worth of Holdings and its Subsidiaries means, as of any date, the value of the total consolidated assets of Holdings and its Subsidiaries (including leaseholds and leasehold improvements and reserves against assets, but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses and other like intangibles according to GAAP and monies due from Affiliates, officers, directors, employees, shareholders, members or managers of Holdings or any of its Subsidiaries), less the total consolidated liabilities of Holdings and its Subsidiaries.

2.13. Section 2.1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.1.1                      Revolving Commitment.  Each Lender with a Revolving Commitment agrees to make loans on a revolving basis ("Revolving Loans") from time to time until the Termination Date in such Lender's Pro Rata Share of such aggregate amounts as any Borrower may request from all Lenders; provided that (i) the Revolving Outstandings will not at any time exceed Revolving Loan Availability and (ii) the Holdco Borrowers shall have no right, following the Closing Date, to request any Revolving Loans, and no Lender shall have any obligation following the Closing Date to make any Revolving Loans to or for the account of any Holdco Borrower.

2.14. Section 2.1.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.1.3                      L/C Commitment.  Subject to Section 2.3.1, the Issuing Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each, a "Letter of Credit"), at the request of and for the account of any Operating Borrower from time to time before the scheduled Termination Date and, as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit; provided that (a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $2,000,000 and (b) the Revolving Outstandings shall not at any time exceed Revolving Loan Availability.

2.15. Clause (b) of Section 6.2.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)           If on any day the Revolving Outstandings exceed the Revolving Loan Availability, the Borrowers shall immediately prepay Revolving Loans or Cash Collateralize outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

2.16. Section 11.14.1 of the Credit Agreement is hereby amended by deleting the reference therein to "3.0 to 1.0", and by inserting in lieu thereof a reference to "2.0 to 1.0".

2.17. Section 11.14.3 of the Credit Agreement is hereby amended by deleting the reference therein to "3.5 to 1.0", and by inserting in lieu thereof a reference to "2.5 to 1.0".

2.18. New Section 11.14.5 is hereby added to the Credit Agreement, which section shall read as follows:

11.14.5.                      Tangible Net Worth.  Not permit Tangible Net Worth as of (i) January 2, 2010 to be less than $1,000,000 and (ii) each Computation Period ending after January 2, 2010 to be less than $1,000,000 plus 75% of positive Consolidated Net Income from the period commencing on January 2, 2010 through the last day of such Computation Period.

2.19. Section 15.1 of the Credit Agreement is hereby amended by deleting the clause "(except for periodic adjustments of interest rates and fees resulting from a change in the Applicable Margin as provided for in this Agreement)" set forth therein.

2.20. Annex A to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

2.21. Exhibit B to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto.

2.22. Exhibit C to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit C hereto.

3. Acquisitions.  Notwithstanding anything to the contrary set forth in the Credit Agreement, no Borrower shall consummate any Permitted Acquisition following the date hereof financed in whole or in part with proceeds of any Loans, absent the prior written consent of Administrative Agent, in its sole and absolute discretion.

4. Conditions Precedent.  The effectiveness of the amendments set forth above is subject to the satisfaction of the following conditions precedent or concurrent:

(a) Cash Collateralization of all presently outstanding Letters of Credit;

(b) Receipt by Administrative Agent of counterparts to this Amendment duly executed and delivered by the Borrowers;

(c) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent and its legal counsel; and

(d) No Unmatured Event of Default or Event of Default (other than Existing Defaults) shall have occurred and be continuing.

5. Representations and Warranties.  To induce Administrative Agent and the sole initial Lender to enter into this Amendment, each of the Borrowers represents and warrants to Administrative Agent and Lender:

(a) that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of such Borrower and that this Amendment has been duly executed and delivered by such Borrower;

(b) that each of the representations and warranties set forth in the Loan Documents (other than those which, by their terms, specifically are made as of certain date prior to the date hereof) are true and correct in all material respects as of the date hereof; and

(c) that no Unmatured Event of Default or Event of Default (other than Existing Defaults) has occurred and is continuing as of the date hereof.

6. Amendment Fee.  In consideration of the transactions contemplated hereby, Borrowers hereby agree to pay to Administrative Agent a fully-earned and non-refundable fee in the amount of $50,000 (the "Amendment Fee").  Administrative Agent hereby confirms that Administrative Agent has applied against the Amendment Fee the $50,000 received by Administrative Agent pursuant to that certain letter dated March 27, 2009 delivered by Administrative Agent to Borrowers.

7. Miscellaneous.

7.1. Reaffirmation.  Each Borrower hereby consents to each other Borrower's execution and delivery of this Amendment and agrees to be bound hereby.  Each Borrower hereby affirms that nothing contained herein shall modify in any respect whatsoever its obligations pursuant to the terms of the Guaranty and Collateral Agreement and reaffirms that the Guaranty and Collateral Agreement is and shall continue to remain in full force and effect.

7.2. Expenses.  The Borrowers hereby acknowledge and agree that this Amendment is a "Loan Document" for purposes of, among other things, Section 15.5 of the Credit Agreement.

7.3. Event of Default.  The Borrowers hereby acknowledge and agree that the breach by any Borrower of any of the representations, warrants and/or covenants set forth in this Amendment shall constitute an Event of Default.

7.4. Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

7.5. Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7.6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

7.7. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement.  Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

7.8. Reference. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

7.9. Successors.  This Amendment shall be binding upon the Borrowers, the Lenders, Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders, Administrative Agent and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first written above.

CLARK HOLDINGS, INC. (f/k/a Global Logistics
Acquisition Corporation), as a Borrower

By:	/s/ Stephen Spritzer
Title:	Vice President & Treasurer

THE CLARK GROUP, INC.,
as a Borrower

By:	/s/ Stephen Spritzer
Title:	Vice President & Treasurer

CLARK DISTRIBUTION SYSTEMS, INC.,
as a Borrower

By:	/s/ Stephen Spritzer
Title:	Vice President & Treasurer

CLARK WORLDWIDE TRANSPORTATION, INC.,
as a Borrower

By:	/s/ Stephen Spritzer
Title:	Vice President & Treasurer

HIGHWAY DISTRIBUTION SYSTEMS, INC.,
as a Borrower

By:	/s/ Stephen Spritzer
Title:	Vice President & Treasurer

EVERGREEN EXPRESS LINES, INC.,
as a Borrower

By:	/s/ Stephen Spritzer
Title:	Vice President & Treasurer

BANK OF AMERICA, N.A.,
as Administrative Agent and as a Lender

By:	/s/ Robert W. Hart
Title:	Senior Vice President

Exhibit A

ANNEX A

LENDERS AND PRO RATA SHARES

Lender	Revolving Commitment Amount	Pro Rata Share	Term Loan Commitment Amount		Pro Rata Share
Bank of America, N.A.	$3,000,000	100%	$4,700,000	*	100%
TOTALS	$3,000,000	100%	$4,700,000	*	100%

*  In accordance with the provisions of Section 2.1.2 of the Credit Agreement, the Term Loan Commitments expired on the earlier of (i) the date on which all Term Loans were made and (ii) the date that is 60 days following the Closing Date.  As of April 17, 2009, the outstanding principal amount of the Term Loans is $3,786,605.

Exhibit B

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:           Bank of America, N.A., as Administrative Agent

Please refer to the Credit Agreement dated as of February 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Clark Holdings, Inc. (f/k/a Global Logistics Acquisition Corporation), The Clark Group, Inc., Clark Distribution Systems, Inc., Clark Worldwide Transportation, Inc., Highway Distribution Systems, Inc., Evergreen Express Lines, Inc., various financial institutions and Bank of America, N.A., as Administrative Agent.  Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.
Reports.  Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of Holdings as at _____________, ____ (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of Holdings and its Subsidiaries as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.
Financial Tests.  The Borrowers hereby certify and warrant to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.	Section 11.14.1 – Senior Debt to EBITDA Ratio

	1.	Senior Debt	$________

	2.	EBITDA	$________

	3.	Pro Forma Target EBITDA	$________

	4.	Sum of (2) and (3) (Adjusted EBITDA)	$________

	5.	Ratio of (1) to (4)	____ to 1

	6.	Maximum allowed	2.0 to 1

B.	Section 11.14.2 - Minimum Fixed Charge Coverage Ratio

	1.	EBITDA (from Item A(2) above)	$________

	2.	Income taxes paid	$________

	3.	Unfinanced Capital Expenditures	$________

Exhibit B

	4.	Sum of (2) and (3)	$________

	5.	Remainder of (1) minus (4)	$________

	6.	Interest Expense	$________

	7.	Required payments of principal of Funded Debt (including the Term Loans but excluding Revolving Loans)	$________

	8.	Distributions made to holders of Holdings' Capital Securities, and amounts paid to purchase or redeem such Capital Securities	$________

	9.	Sum of (6), (7) and (8)	$________

	10.	Ratio of (5) to (9)	____ to 1.00

	11.	Minimum Required	1.25 to 1.00

C.	Section 11.14.3 - Maximum Total Debt to EBITDA Ratio

	1.	Total Debt	$________

	2.	Adjusted EBITDA (from Item A(4) above)	$________

	3.	Ratio of (1) to (2)	____ to 1

	4.	Maximum allowed	2.5 to 1

D.	Section 11.14.5 - Capital Expenditures

	1.	Capital Expenditures for the Fiscal Year (other than in respect of Specified Systems CapEx)	$__________

	2.	Maximum Permitted Capital Expenditures (other than in respect of Specified Systems CapEx)	$__________

	3.	Aggregate Specified Systems CapEx	$__________

	4.	Maximum Permitted Specified Systems CapEx	$__________

Exhibit B

E.	Section 11.14.6 - Tangible Net Worth (effective as of 01/02/2010)

	1.	Total consolidated assets	$__________

2.
Goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses and other like intangibles according to GAAP
$__________

	3.	monies due from Affiliates, officers, directors, employees, shareholders, members or managers of Holdings or any of its Subsidiaries	$__________

	4.	Total consolidated liabilities	$__________

	5.	Sum of (2), (3) and (4)	$__________

	6.	(1) minus (5)	$__________

	7.	Positive Consolidated Net Income from January 1, 2010 through the Computation Date	$__________

	8.	75% of (7)	$__________

	9.	Sum of $1,000,000 plus (8) (Minimum required Tangible Net Worth)	$_________

The Borrowers further certify to you that no Event of Default has occurred and is continuing.

Exhibit B

The Borrowers have caused this Certificate to be executed and delivered by their duly authorized officer on _________, ____.

CLARK HOLDINGS, INC., as a Borrower

By:
Title:

THE CLARK GROUP, INC., as a Borrower

By:
Title:

CLARK DISTRIBUTION SYSTEMS, INC.,
as a Borrower

By:
Title:

CLARK WORLDWIDE TRANSPORTATION, INC., as a Borrower

By:
Title:

HIGHWAY DISTRIBUTION SYSTEMS, INC.,
as a Borrower

By:
Title:

EVERGREEN EXPRESS LINES, INC.,
as a Borrower

By:
Title:

Exhibit C

EXHIBIT C

FORM OF BORROWING BASE CERTIFICATE

To:           Bank of America, N.A., as Administrative Agent

Please refer to the Credit Agreement dated as of February 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Clark Holdings, Inc. (f/k/a Global Logistics Acquisition Corporation), The Clark Group, Inc., Clark Distribution Systems, Inc., Clark Worldwide Transportation, Inc., Highway Distribution Systems, Inc., Evergreen Express Lines, Inc., various financial institutions and Bank of America, N.A., as Administrative Agent.  This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement.  Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrowers hereby certify and warrant to the Administrative Agent and the Lenders that at the close of business on ______________, ____ (the "Calculation Date"), the Borrowing Base was $_____________, computed as set forth on the schedule attached hereto.

The Borrowers have caused this Certificate to be executed and delivered by their officer thereunto duly authorized on ___________, ______.

CLARK HOLDINGS, INC., as a Borrower

By:
Title:

THE CLARK GROUP, INC., as a Borrower

By:
Title:

CLARK DISTRIBUTION SYSTEMS, INC., as a Borrower

By:
Title:

Exhibit C

CLARK WORLDWIDE TRANSPORTATION, INC., as a Borrower

By:
Title:

HIGHWAY DISTRIBUTION SYSTEMS, INC., as a Borrower

By:
Title:

EVERGREEN EXPRESS LINES, INC., as a Borrower

By:
Title:

Exhibit C

SCHEDULE TO BORROWING BASE CERTIFICATE

DATED AS OF [_________________]

1.	Gross Accounts	$_________

2.	Less Ineligibles

-	Services not fully performed	$_________
-	Subject to other Lien or Administrative
	Agent's Lien not perfected	$_________
-	Subject to Offset, etc.	$_________
-	Account Debtor subject to bankruptcy	$_________
-	Account Debtor not in U.S. or Canada	$_________
-	Sale on Approval, Sale or
Return, Bill and Hold or
	Consignment	$_________
-	Not ordinary course of business	$_________
-	Federal Accounts not assigned	$_________
-	Exceeds credit limit	$_________
-	Evidenced by non-assigned instrument etc.	$_________
-	Over 30 days past due or
	over 60 days past invoice date	$_________
-	Business Activity Report jurisdiction	$_________
-	Affiliate Receivables	$_________
-	Cross aged Accounts	$_________
-	Concentration limit (25%)	$_________
-	Other Administrative Agent exclusions	$_________
-	Total		$_________

3.	Eligible Accounts [Item 1 minus Item 2]	$__________

4.	Item 3 times 80%	$__________

5.	Appraised value of Eligible Real Estate	$__________

6.	Item 5 times 50%	$__________

7.	Cash Equivalent Investments subject to a control agreement
	in favor of Administrative Agent	$__________

8.	Borrowing Base [Item 4 plus Item 6 plus Item 7]	$__________

9.	Cash Collateralized Letters of Credit	$__________

10.	Outstanding principal amount of Term Loans	$__________

11.	Item 8 plus Item 9 minus Item 10	$__________

12.	Revolving Loan Availability [Lesser of Item 11 and the aggregate Revolving Commitments of all Lenders]	$__________

Exhibit C

13.	Revolving Outstandings (includes Stated Amount of Letters of Credit)	$__________

14.	Excess Revolving Loan Availability
	[Excess of Item 12 over Item 13]	$_________

15.	Required Prepayment
	[Excess of Item 13 over Item 12]	$_________

Exhibit C